                                                Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-66078

         PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED NOVEMBER 2, 2001
                                       OF

                              CALPINE CORPORATION
                                  RELATING TO
                      RESALES BY SELLING SECURITY HOLDERS
                                       OF

             ZERO-COUPON CONVERTIBLE DEBENTURES DUE APRIL 30, 2021

     The Prospectus dated November 2, 2001, as supplemented hereto (the "Prospectus"), relating to resales by selling security holders of Calpine Corporation's Zero-Coupon Convertible Debentures Due April 30, 2021 is hereby supplemented by amending the "Selling Holders" section on pages 21-24 thereof by inserting the following as new selling security holders in the appropriate alphabetical location:

                                                                                          AGGREGATE
                                                    AGGREGATE                          PRINCIPAL AMOUNT
                                                 PRINCIPAL AMOUNT      AGGREGATE        OF DEBENTURES
                                                  OF DEBENTURES     PRINCIPAL AMOUNT     BENEFICIALLY
                                                  OWNED PRIOR TO     OF DEBENTURES       OWNED AFTER
                SELLING HOLDER                     THE OFFERING      BEING OFFERED       THE OFFERING
                --------------                   ----------------   ----------------   ----------------
Jefferies & Co. ...............................     $  230,000         $  230,000             $0
Susquehanna Capital Group......................      5,000,000          5,000,000              0

     In addition, the Prospectus is further supplemented by changing each of the entries under the columns "Aggregate Principal Amount of Debentures Owned Prior to the Offering" and "Aggregate Principal Amount of Debentures Being Offered" with respect to the selling security holders identified below as set forth hereunder.

                                                                                        NEW AGGREGATE
                                                  NEW AGGREGATE                        PRINCIPAL AMOUNT
                                                 PRINCIPAL AMOUNT    NEW AGGREGATE      OF DEBENTURES
                                                  OF DEBENTURES     PRINCIPAL AMOUNT     BENEFICIALLY
                                                  OWNED PRIOR TO     OF DEBENTURES       OWNED AFTER
                SELLING HOLDER                     THE OFFERING      BEING OFFERED       THE OFFERING
                --------------                   ----------------   ----------------   ----------------
Deutsche Banc Alex Brown.......................    $95,647,000        $95,647,000             $0
Goldman Sachs and Company......................     44,215,000         44,215,000              0

                            ------------------------

                  Prospectus Supplement dated January 11, 2002